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                                                                    EXHIBIT 10.3

                                      NOTE
                                 Houston, Texas

 $2,000,000.00                                                 June ____, 2002

     FOR VALUE RECEIVED, EVANS SYSTEMS, INC., a Texas corporation, promises to pay to the order of JPMORGAN CHASE BANK, at 712 Main Street, Houston, Texas 77002 (or such other place as the holder hereof may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the principal sum of Two Million and No/100ths Dollars ($2,000,000.00), without interest, as herein provided.

     1. Definitions. As used in this note, the following terms shall have the respective meanings indicated:

     (a) "Additional Interest" means the aggregate of all amounts accrued or paid pursuant to this note or any of the other Credit Documents which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by this note.

     (b) "Business Day" means a day when Payee is open for business.

     (c) "Ceiling Rate" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that the Texas Finance Code establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in the Texas Finance Code) for that day. Payee may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to Maker, if and to the extent permitted by the Texas Finance Code. Without notice to Maker or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

     (d) "Credit Documents" means any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the indebtedness evidenced by this note, including without limitation this note.

     (e) "Debt" means the indebtedness evidenced by this note and the indebtedness to Payee incurred under or evidenced by the Credit Documents.

     (f) "Installments Payment Conditions" means the occurrence of each of the following: (i) the closing bid price of the common stock of Maker shall exceed $5.00 for 180 consecutive trading days, subject to adjustment for stock splits, reverse splits, stock buy backs, cash dividends and transactions of similar import, (ii) Maker's debt to equity ratio shall be less than 50%, (iii) Maker's revenue/debt ratio shall be less than 0.05, and (iv) Maker's interest
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burden coverage [(EBIT)/(Debt Service)] shall be greater than 20 times [Debt
Service = (Interest + Payment)]. Maker shall notify Payee in writing promptly upon occurrence of the Installment Payment Conditions.

     (g) "Maker" means EVANS SYSTEMS, INC., a Texas corporation.

     (h) "Maturity Date" means the maturity of this note, five (5) calendar years following the occurrence of the Installment Payment Conditions, as the same may hereafter be accelerated pursuant to the provisions of this note or any of the other Credit Documents.

     (i) "Past Due Rate" means, on any day, a rate per annum equal to the Ceiling Rate for that day, or only if applicable law imposes no maximum nonusurious rate of interest for that day, then the Past Due Rate for that day shall be a rate per annum equal to eighteen percent (18%) per annum.

     (j) "Payee" means JPMORGAN CHASE BANK and any other holder or holders of this note from time to time and, upon acquisition of this note by any holder or holders other than the named payee, effective as of the time of such acquisition, the term "Payee" shall mean all of the then holders of this note, to the exclusion of all prior holders not then retaining or reserving an interest in this note, to the end that all the rights, powers, remedies, liens, benefits and privileges accruing and to accrue hereunder to Payee, as such term is used herein, shall inure to the benefit of and be owned and held by the holder or holders of this note from time to time, whether such holder acquires this note through succession to or assignment from a prior Payee.

     2. Mandatory Payments of Principal.

     (a) Upon the occurrence of the Installment Payment Conditions, this note shall thereafter become payable in 60 equal monthly installments, beginning on the first day of the calendar month immediately following the occurrence of the Installment Payment Conditions. The entire unpaid principal balance of this note shall be due and payable on the Maturity Date.

     (b) If any payment provided for in this note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day.

     3. No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in this note or any of the other Credit Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note or any of the other Credit Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws.

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In furtherance thereof, none of the terms of this note or any of the other
Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums contracted for, charged or received by the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread, using the actuarial method, throughout the full stated term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

     4. Default. The occurrence of any of the following events shall constitute default under this note, whereupon the obligation (if any) of Payee to make any further advances against this note shall cease and terminate and the owner or holder hereof may, at its, his or her option, exercise any or all rights, powers and remedies afforded under any of the Credit Documents and by law, including the right to declare the unpaid balance of principal and accrued interest on this note at once mature and payable:

     (a) any part of the Debt is not paid when due, whether by lapse of time or acceleration or otherwise.

     (b) Maker fails to perform, observe or comply with--or defaults under--any of the terms, covenants, conditions or provisions contained in any Credit Document (other than any such failure or default described in one of the other subparagraphs of this Paragraph) unless the failure or default is fully cured within twenty (20) calendar days after Payee has given Maker written notice thereof (such grace period to run concurrently with, and not in addition to, any other grace periods provided for in any of the other Credit Documents with respect to the same default) provided that Payee shall not be required to provide such notice with respect to any such failure or default which by its nature is incurable or to provide such notice more than twice during any period of twelve (12) consecutive calendar months with respect to any specific, or substantially similar, event.

     (c) any representation or warranty made in this note or any of the other Credit Documents or in any other report or other paper now or hereafter provided to Payee pursuant or incident to this note or any other Credit Document or the Debt proves to have been untrue or misleading in any material respect as of the date made or deemed made.

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     (d) Maker: (i) voluntarily suspends transaction of business; (ii) becomes insolvent or unable to pay its debts as they mature; (iii) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of any receiver or trustee for any such party or for any substantial portion of its property; or (vi) make an assignment to an agent authorized to liquidate any substantial part of its assets.

     (e) in respect of Maker: (i) an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor's arrangement of any such party; (ii) an order of any court or other authority shall be entered appointing any receiver or trustee for any such party or for any substantial portion of its property; or (iii) a writ or warrant of attachment or any similar process shall be issued by any court or other authority against any substantial portion of the property of any such party and such petition seeking liquidation, reorganization or a creditor's arrangement or such order appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment or similar process is not vacated, released or bonded off within thirty (30) days after its entry or levy.

     (f) a default, an event of default or a similar event (however denominated) shall occur under the terms and conditions of any other Credit Document, unless Payee declares such default, event of default or similar event fully cured to Payee's satisfaction within any applicable cure period agreed to in writing by Payee.

     5. No Waiver by Payee. No delay or omission of Payee or any other holder hereof to exercise any power, right or remedy accruing to Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Payee's right to accelerate this note for any late payment or Maker's failure to timely fulfill its other obligations hereunder or under the other Credit Documents shall not be waived or deemed waived by Payee by Payee's having accepted a late payment or late payments in the past or Payee otherwise not accelerating this note or exercising other remedies for Maker's failure to timely perform its obligations hereunder or under the other Credit Documents. Payee shall not be obligated or be deemed obligated to notify Maker that it is requiring Maker to strictly comply with the terms and provisions of this note and the other Credit Documents before accelerating this note and exercising its other remedies hereunder or under the other Credit Documents because of Maker's failure to timely perform its obligations under this note and the other Credit Documents.

     6. Costs and Attorneys' Fees. If any holder of this note retains an attorney in connection with any default or to collect, enforce or defend this note or any of the Credit Documents in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any of the Credit Documents and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all

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reasonable costs and expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees. To the extent not prohibited by applicable law, Maker will pay all costs and expenses and reimburse Payee for any and all expenditures of every character incurred or expended from time to time in connection with collecting or attempting to enforce or collect this note or any of the other Credit Documents, and all costs and expenses relating to Payee's exercising any of its rights and remedies hereunder or under any other Credit Document or at law. Maker agrees to indemnify, defend and hold Payee, its shareholders, directors, officers, agents, attorneys, advisors and employees (collectively "Indemnified Parties") harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, action, suit, cost and disbursement of any kind or nature whatsoever (including interest, penalties, attorneys' fees and amounts paid in settlement), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, imposed on, incurred by or asserted against the Indemnified Parties growing out of or resulting from this note, any Credit Document or any transaction or event contemplated herein or therein (except that such indemnity shall not be paid to any Indemnified Party to the extent that such loss, etc. directly results from the gross negligence or willful misconduct of that Indemnified Party). If any person or entity (including, without limitation, Maker or any of its affiliates) ever alleges gross negligence or willful misconduct by an Indemnified Party, the full amount of indemnification provided for in this Paragraph shall nonetheless be paid upon demand, subject to later adjustment or reimbursement at such time--if any--as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. Any amount to be paid under this Paragraph by Maker to Payee shall be a demand obligation owing by Maker to Payee and shall bear interest from the date of expenditure until paid at the Past Due Rate.

     7. Waivers by Maker and Others. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Credit Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     8. Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

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     9. Venue; Choice of Law. This note is performable in Harris County, Texas, which shall be a proper place of venue for suit on or in respect of this note. Maker hereby irrevocably agrees that any legal proceeding in respect of this note shall be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division (collectively, the "Specified Courts"). Maker hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Maker hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this note or any of the Credit Documents brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Maker further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Maker. Nothing herein shall affect the right of Payee to commence legal proceedings or otherwise proceed against Maker in any jurisdiction or to serve process in any manner permitted by applicable law. Maker agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

     10. Offset Rights. Payee is hereby authorized at any time and from time to time, without notice to any person or entity (and Maker hereby WAIVES any such notice) to the fullest extent permitted by law, to set-off and apply any and all monies, securities and other properties of Maker now or in the future in the possession, custody or control of Payee, or on deposit with or otherwise owed to Maker by Payee--including without limitation all such monies, securities and other properties held in general, special, time, demand, provisional or final accounts or for safekeeping or as collateral or otherwise (but excluding those accounts clearly designated as escrow or trust accounts held by Maker for others unaffiliated with Maker)--against any and all of Maker's obligations to Payee now or hereafter existing under this note, irrespective of whether Payee shall have made any demand under this note. Payee agrees to use reasonable efforts to promptly notify Maker after any such set-off and application made by Payee, provided that failure to give--or delay in giving--any such notice shall not affect the validity of such set-off and application or impose any liability on Payee. Payee's rights under this Paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Payee may have.

     11. Successors and Assigns. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

     12. Records of Payments. The records of Payee shall be prima facie evidence of the


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amounts owing on this note.

     13. Severability. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Payee for having bargained for and obtained it.

     14. Sale and Assignment. Payee reserves the right, exercisable in its sole discretion and without notice to Maker or any other person, to sell participations or assign its interest, or both, in all or any part of this note or any loan evidenced by this note.

     15. Prepayment. Maker may at any time pay the full amount or any part of this note without the payment of any premium or fee.

     16. Business Loans. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in the Texas Finance Code.

     17. Reporting Requirements. Maker agrees to furnish or cause to be furnished to Payee such information relating to Maker's financial condition and affairs as Payee may from time to time request.

     18. Termination of Note Upon Certain Conditions. If the Installment Payment Conditions have not occurred on or before June ___, 2012, this note shall automatically be null and void and Maker shall have no further obligation hereunder.

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     19. Entire Agreement. This note and the other Credit Documents embody the entire agreement and understanding between Payee and Maker and other parties with respect to their subject matter and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Maker acknowledges and agrees that there is no oral agreement between Maker and Payee which has not been incorporated in this note and the other Credit Documents.

                                EVANS SYSTEMS, INC., a Texas corporation

                                By:
                                   ------------------------------------
                                Name:
                                     ----------------------------------
                                Title:
                                      ---------------------------------


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